Form of PROMISSORY NOTE

$1,900,000.00	September 27, 2019

THIS PROMISSORY NOTE (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Note”) is made by RENNOVA HEALTH, INC., a Delaware corporation, having an address at 931 Village Boulevard, Suite 905-196, West Palm Beach, Florida 33409, as maker (“Borrower”), for the benefit of ANTHONY O’KILLOUGH, a natural person, having an address at 888C 8th Ave, Suite 536, New York, New York 10019, as payee (together with its successors and/or assigns, “Lender”).

FOR VALUE RECEIVED, Borrower hereby unconditionally promises to pay to the order of Lender, without any counterclaim, setoff or deduction whatsoever, at the address set forth above, or at such place as the holder hereof may from time to time designate in writing, the principal sum of ONE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,900,000.00) (the “Principal Sum”), in lawful money of the United States of America, together with interest on the unpaid Principal Sum and any other fees to be computed in the manner and at the times set forth herein.

1. Original Issue Discount. There exists under this Note a Three Hundred Thousand and no/100 Dollar ($300,000.00) original issue discount and the net amount disbursed to Borrower on the date hereof is One Million Six Hundred Thousand and No/100 Dollars ($1,600,000.00)

2. Interest Rate and Payment Terms.

A. Loan Payments. Borrower shall pay to Lender, not later than 1:00 P.M. (Eastern Time) on the date when due, in lawful money of the United States of America in immediately available funds:

(i)	on or before November 8, 2019, a portion of the Principal Sum in amount of One Million and No/100 Dollars; and

(ii)	on or before the date that is ninety days from the date hereof (the “Maturity Date”), the outstanding balance of the Principal Sum in the amount of Nine Hundred Thousand and No/100 Dollars ($900,000.00), together with all accrued and unpaid interest thereon, and all other amounts payable to Lender hereunder shall be due and payable on the Maturity Date.

Whenever any payment to be made under this Note shall be stated to be due on a day which is not a business day, the due date thereof shall be the immediately preceding business day.

B. Interest Rate. If no Event of Default (as hereinafter defined) shall have occurred and be continuing, the interest due and payable on the outstanding Principal Sum shall be zero percent (0.00%).

C. Interest After Event of Default. If an Event of Default shall have occurred and be continuing, Borrower shall pay to Lender interest at the Default Rate and all other amounts due and payable as and when provided for herein.

D. Prepayment. Borrower shall have the right to prepay the indebtedness evidenced by this Note, in whole or in part, prior to the Maturity Date.

3. Event of Default. The occurrence and continuance for any reason whatsoever of any of the following events shall constitute an event of default hereunder (each, an “Event of Default”):

(i) if (a) any payment of principal due under this Note in accordance with Section 2(A) is not paid in full on the applicable payment date or (b) the payment of all obligations due on the Maturity Date is not paid when due;

(ii) if Borrower shall make an assignment for the benefit of its creditors;

(iii) if a receiver, liquidator or trustee shall be appointed for Borrower or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted, or if Borrower is substantively consolidated with any other Person; provided, however, if such appointment, adjudication, petition, proceeding or consolidation was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within thirty (30) days following its filing;

(iv) if Borrower attempts to assign or transfer its obligations under this Note or any interest herein.

4. Remedies. Loan Acceleration. Upon the happening of any Event of Default, the unpaid Principal Sum and all other amounts payable to Lender hereunder shall, without notice, become immediately due and payable at the option of Lender and shall bear interest at a rate of twenty percent (20%) per annum, calculated from the date of this Note (the “Default Rate”).

5. Revival. To the extent that Borrower makes a payment or Lender receives any payment or proceeds for Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under the Bankruptcy Code or any other bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

6. Amendments. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators.

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7. Waiver. The obligation of Borrower to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. Borrower and all others who may become liable for the payment hereunder do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration, in each case, except as otherwise expressly required by applicable law. No release of any security for the obligations of Borrower hereunder or any person liable for payment of the obligations of Borrower hereunder, no extension of time for payment of this Note or any installment hereof, no failure to exercise and no delay in exercising, on the part of Lender, any right power or privilege, shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and/or any other party who may become liable hereunder, for the payment of all or any part of the obligations under this Note.

8. Usury Compliance. This Note subject to the express condition that at no time shall Borrower be required to pay interest on the Principal Sum at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the outstanding Principal Sum at a rate in excess of the Maximum Legal Rate, the interest rate shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under this Note, shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term of this Note until payment in full so that the rate or amount of interest paid by Borrower to Lender on account of this Note does not exceed the Maximum Legal Rate from time to time in effect and applicable to this Note for so long as any portion of the Principal Sum remains outstanding.

9. Notices. All notices, demands, requests, consents, waivers, approvals or other communications required, permitted or desired to be given hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 9. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (c) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Borrower:	Rennova Health, Inc.
931 Village Boulevard
Suite 905-196
West Palm Beach, Florida 33409
Att.: Seamus Lagan

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If to Lender:

Any party may change the address to which any such Notice is to be delivered by furnishing written notice of such change to the other parties in accordance with the provisions of this Section 9. Notices shall be deemed to have been given on the date as set forth above, even if there is an inability to actually deliver any such Notice because of a changed address of which no Notice was given, or there is a rejection or refusal to accept any Notice offered for delivery.

10. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, WHICH LAWS OF THE UNITED STATES OF AMERICA SHALL, TO THE EXTENT THE SAME PREEMPT SUCH STATE LAWS, GOVERN AND BE CONTROLLING.

11. WAIVER OF TRIAL BY JURY. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER

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IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first written above.

BORROWER:

RENNOVA HEALTH, INC.,
a Delaware corporation

By:
Name:	Seamus Lagan
Title:	CEO